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                                    DELAWARE                              Page 1
                                    --------
                                The First State


     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "METLIFE INSURANCE COMPANY USA", CHANGING ITS NAME FROM "METLIFE INSURANCE COMPANY USA" TO "BRIGHTHOUSE LIFE INSURANCE COMPANY", FILED IN THIS OFFICE ON THE SIXTH DAY OF DECEMBER, A.D. 2016, AT 4:55 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SIXTH DAY OF MARCH, A.D. 2017.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                /s/ Jeffrey W. Bullock
                                       -----------------------------------------
                                         Jeffrey W. Bullock, Secretary of State
        [LOGO OF SECRETARY'S OFFICE]

5629009  8100                                          Authentication: 203459897
SR# 20166938812                                                   Date: 12-06-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

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         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
   DELIVERED 04:55 PM 12/06/2016
     FILED 04:55 PM 12/06/2016
SR 20166938812 - FILE NUMBER 5629009


                           CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION

                                       OF

                         METLIFE INSURANCE COMPANY USA

                            Pursuant to Section 242
           of the General Corporation Law of the State of Delaware
           -------------------------------------------------------

     MetLife Insurance Company USA (the "Corporation"), a corporation duly
                                         -----------
organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby does certify that:
               ----

               1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:

               "FIRST. The name of the corporation is Brighthouse Life Insurance Company (the "Corporation")."

               2. That the foregoing amendment of the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL.

               3. This Certificate of Amendment shall be effective on March 6, 2017.

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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 6th day of December, 2016.

                                               METLIFE INSURANCE COMPANY USA

                                               By: /s/ D. Burt Arrington
                                                   -----------------------------
                                                   Name: D. Burt Arrington
                                                   Title: Secretary



   [Signature Page to MetLife Insurance Company USA Certificate of Amendment]